UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2023

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road Suite B	Solon,	OH	44139
(Address of principal executive offices)			(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Sander Securities Purchase Agreement
On January 17, 2023, Energy Focus, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers associated with Sander Electronics, Inc. (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a private placement (the “Private Placement”) an aggregate of 5,446,252 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price per share of $0.5008. Consideration for the transaction included exchange of approximately $657,000 in the aggregate of outstanding amounts on previous short-term bridge financings.
Aggregate gross proceeds to the Company in respect of the Private Placement is approximately $2.1 million, before offering expenses payable by the Company. The Private Placement closed on January 20, 2023.
The Private Placement was priced at-the-market under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). The issuance and sale of the Shares pursuant to the Purchase Agreement are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and were made pursuant to certain exemptions from registration, including Sections 3(a)(9) and 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, in reliance on the representations and covenants of the Purchasers under the Purchase Agreement.
Pursuant to the Purchase Agreement, the Company agreed to increase the size of the Company’s board of directors (the “Board”) to eight members and to appoint each of Jay Huang and Wen-Jeng Chang as a director for a term expiring at the 2023 annual meeting of the Company’s stockholders or his earlier resignation, death or removal in accordance with the Company’s Bylaws.
Mr. Huang is also one of the Purchasers. The disclosures in Item 5.02 of this Current Report on Form 8-K relating to Mr. Huang are incorporated by reference into this Item 1.01.
Registration Rights Agreement
On January 17, 2023, in connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to file by February 16, 2023 a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) for the resale by the Purchasers of the Shares and any securities issued or then issuable in respect of the Shares and to use its commercially reasonable efforts to have such registration statement declared effective by March 18, 2023, in the event the registration statement is not reviewed by the Securities and Exchange Commission (the “SEC”), or by April 17, 2023, in the event the registration statement is reviewed by the SEC. The Company will use commercially reasonable efforts to keep such registration statement effective at all times until all of the registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.
The foregoing summary descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement and the Form of Registration Rights Agreement, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.
Exchange Agreement
As previously disclosed, on September 16, 2022 and November 9, 2022 the Company sold and issued to Mei Yun (Gina) Huang, a member of the Board, short-term promissory notes (the “Promissory Notes”) totaling an aggregate principal amount of $800,000. On January 17, 2023, the Company and Ms. Huang entered into exchange agreements (the “Exchange Agreements”) with respect to the Promissory Notes, pursuant to which the Company and Ms. Huang agreed to exchange (the “Exchanges”) the approximately $809,000 aggregate outstanding amounts under the Promissory Notes for an aggregate of 1,436,959 shares of Common Stock (the “Exchange Shares”) at a price per share of $0.5630.
The Exchanges were priced at fair market value under the rules of Nasdaq. The Exchanges of the Exchange Shares pursuant to the Exchange Agreements are not being registered under the Securities Act, and were effected pursuant to the exemption provided in Section 3(a)(9) of the Securities Act.
The foregoing summary description of the Exchange Agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Exchange Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.
Second Amendment to Inventory Facility
As previously disclosed, on August 11, 2020, the Company entered into an inventory financing facility (the “Inventory Facility”) pursuant to the Loan and Security Agreement (as amended on April 20, 2021, the “Inventory Loan Agreement”) between the Company and Crossroads Financial Group, LLC, a North Carolina limited liability company (“Crossroads”).
On January 18, 2023, the Company and Crossroads entered into a Second Amendment to the Inventory Loan Agreement (the “Crossroads Amendment”) to restructure and pay down the Inventory Facility. The Crossroads Amendment provides that the Company will make payments to reduce the outstanding obligations under the Inventory Facility of $750,000 by January 20, 2023 (which amount the Company has paid) and $250,000 by February 15, 2023. The Company also agreed to make monthly payments of approximately $40,000 towards the remaining outstanding obligations under the Inventory Facility, and to reduce the maximum amount that may be available to the Company under the Inventory Facility from $3,500,000 to $500,000, subject to the borrowing base as set forth in the Inventory Loan Agreement.
Pursuant to the Crossroads Amendment, Crossroads and the Company also agreed to extend the Inventory Facility’s current term through December 31, 2023, while eliminating the minimum borrowing amount and unused line fees and reducing the monthly service fee to a lower, fixed amount. The Company also agreed to a slightly increased interest rate, which was more than offset by the reduction in the monthly service fees. Pursuant to the Crossroads Amendment, the interest rate on borrowings under the Inventory Facility is now a per annum rate equal to (i) the Three Month Libor rate plus 5.5% (currently 10.28% per annum) or (ii) at Crossroads’ discretion, an alternative reference rate, SOFR (Secured Overnight Financing Rate), plus 6% (currently 10.176% per annum).
The foregoing summary description of the Crossroads Amendment is not complete and is qualified in its entirety by reference to the full text of the Crossroads Amendment, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.
Amendment to 2022 Streeterville Note
As previously disclosed, on April 21, 2022, the Company sold and issued to Streeterville Capital, LLC (“Streeterville”) a promissory note in the principal amount of $2.0 million (the “2022 Streeterville Note”). On January 17, 2023, the Company and Streeterville entered into an Amendment to Promissory Note (the “Streeterville Amendment”) to restructure and pay down the 2022 Streeterville Note.
Pursuant to the Streeterville Amendment, the Company agreed to make payments to reduce the outstanding amounts of the 2022 Streeterville Note of $500,000 by January 20, 2023 (which amount the Company has paid) and $250,000 by July 14, 2023. Streeterville agreed to extend the term of the 2022 Streeterville Note through December 1, 2024, and beginning January 1, 2024, the Company will make twelve monthly repayments of approximately $117,000 each. The Company will have the right to prepay any of the scheduled repayments at any time or from time to time without additional penalty or fees. Provided the Company makes all payments as scheduled or earlier, the 2022 Streeterville Note will be deemed paid in full and shall automatically be deemed canceled.

The foregoing summary description of the Streeterville Amendment is not complete and is qualified in its entirety by reference to the full text of the Streeterville Amendment, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities
The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 23, 2023, the Board appointed Chiao Chieh (Jay) Huang as a director of the Company, effective immediately. The Board affirmatively determined that, at the time of his appointment, Mr. Huang is an independent director under the corporate governance standards of Nasdaq. Mr. Huang is one of two nominees the Company agreed to appoint to the Board pursuant to the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K. The disclosures regarding the Purchase Agreement and the Registration Rights Agreement in Item 1.01 of this Current Report on Form 8-K are is incorporated by reference in this Item 5.02.
Mr. Huang, 48, has served as President of Sander Electronics, Inc. since 2015, and after holding positions of increasing responsibility since 1997. As an innovative entrepreneur, Mr. Huang has more than 20 years of experience with engineering and management in the LED lighting industry, and he holds over 50 electronic and lighting related patents, including for commercial buildings, signage, and medical use. In recent years, Mr. Huang has devoted himself to the development of green energy-related products. In addition to assisting in the development of energy solutions and energy storage, he has also assisted several collaborating companies to establish a sustainable governance system. Mr. Huang graduated from St. John's University with outstanding achievements from the Department of Electrical Engineering, where he specialized in microelectronic circuits, computer structure, engineering mathematics, microcomputer applications, system programming, interfacing technology, and electronic manufacturing.
Mr. Huang was also appointed to serve as the Chairman of the Board, and former Chairman, Stephen Socolof, was appointed to serve as Lead Independent Director, in each case, effective January 23, 2023. Mr. Huang was not appointed to any committees of the Board at this time.
Mr. Huang will participate in the Company’s standard director compensation program for non-employee directors, which is described on page 37 of the Company’s Proxy Statement for its 2022 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 13, 2022. As previously disclosed, Mr. Huang was a holder of short-term promissory notes (the “Jay Huang Notes”) issued and sold by the Company with an aggregate principal amount of $600,000. All outstanding amounts thereon, approximately $607,000 in the aggregate, were exchanged as part of the consideration for the Purchase Agreement as discussed above, upon which exchanges the Jay Huang Notes were retired in full. There are no other related persons transactions involving Mr. Huang that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
On January 18, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 attached hereto, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit
Number	Description

10.1*	Form of Securities Purchase Agreement, dated as of January 17, 2023, between the Company and each purchaser named in the signature pages thereto
10.2	Form of Registration Rights Agreement, dated as of January 17, 2023, between the Company and each purchaser named in the signature pages thereto
10.3	Form of Exchange Agreement, dated January 17, 2023, between the Company and Mei Yun (Gina) Huang
10.4	Second Amendment to Loan and Security Agreement, dated January 18, 2023, between the Company and Crossroads Financial Group, LLC
10.5	Amendment to Promissory Note, dated January 17, 2023, between the Company and Streeterville Capital, LLC
99.1	Press release, dated January 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2023

ENERGY FOCUS, INC.

	By:	/s/ Lesley A. Matt
	Name:	Lesley A. Matt
	Title:	Chief Executive Officer